UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2025

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.04 MINE SAFETY – REPORTING OF SHUTDOWNS AND PATTERNS OF VIOLATIONS

On July 21, 2010, the Dodd−Frank Wall Street Reform and Consumer Protection Act (the "Act") was enacted.   Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act") issued by the federal Mine Safety and Health Administration ("MSHA").

On February 3, 2025, Hamilton County Coal, LLC (“Hamilton”), an operating subsidiary of the Partnership, received an imminent danger order under Section 107(a) of the Mine Act at the Hamilton Mine No. 1. The order was issued by MSHA’s inspector following alleged detection of methane in or around both the tailgate bleeder entries and longwall face of Hamilton’s Headgate 8 longwall.  Prior to the order’s issuance, all equipment within the affected area had been de-energized and the section foreman was actively working to improve any potential ventilation issues.  Following the order’s issuance, corrective actions continued and no miners were injured as a result of the condition alleged.  The order has been terminated and Hamilton may seek judicial review of the order’s issuance.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: February 7, 2025

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